Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated April 26, 2019, with respect to the combined financial statements of USAA Mutual Fund Business included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Antonio, Texas
May 21, 2019